Exhibit 99.2

TOUCHDOWN TECHNOLOGIES, INC.

Financial Statements

March 31, 2009 and 2008

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$456,305	$641,139
Accounts receivable, net of allowance for doubtful accounts of $137,650 as of March 31, 2009 and December 31, 2008	—	—
Inventory, net of reserves of $989,432 as of March 31, 2009 and $959,432 as of December 31, 2008	739,533	881,251
Prepaid expenses and other current assets	80,292	135,725

Total current assets	1,276,130	1,658,116

Capital equipment, net of depreciation of $9,178,309 as of March 31, 2009 and $8,696,072 as of December 31, 2008	4,339,057	4,752,976

Other assets	154,802	154,802

Total assets	$5,769,989	$6,565,894

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$403,160	$695,447
Accrued liabilities	263,255	623,383
Short term loan	222,222	555,556
Convertible bridge debt	8,124,521	4,606,042
Capital lease liabilities, current portion	2,243,036	2,250,943

Total current liabilities	11,256,194	8,731,371

Capital lease liabilities, net of current portion	1,262,900	1,520,259

Total liabilities	12,519,095	10,251,630

Redeemable preferred stock
Series D convertible preferred stock, $.00000001 par value. Authorized 23,181,400 shares; issued and outstanding 9,649,218 shares as of March 31, 2009. Net of costs of $122,128.	26,123,754	26,123,754
Series C convertible preferred stock, $.00000001 par value. Authorized 5,670,103 shares; issued and outstanding 5,167,527 shares as of March 31, 2009. Net of costs of $104,159.	19,945,843	19,945,843
Series B convertible preferred stock, $.00000001 par value. Authorized 9,664,948 shares; issued and outstanding 9,510,309 shares as of March 31, 2009. Net of costs of $91,942.	18,358,059	18,358,059
Series A-2 convertible preferred stock, $.00000001 par value. Authorized, issued and outstanding 6,250,000 shares. Net of issuance costs of $127,737.	6,122,263	6,122,263

Total redeemable preferred stock	70,549,919	70,549,919
Commitments and contingencies (Note 7)	—	—

Stockholders’ deficit:
Series A-1 convertible preferred stock, $.00000001 par value. Authorized, issued and outstanding 2,400,000 shares as of March 31, 2009.	2,400,000	2,400,000
Common stock, $.00000001 par value. Authorized 35,000,000 shares; issued and outstanding 604,555 shares	11,495,222	11,495,222
Additional paid-in capital	54,166,018	54,148,516
Cumulative translation adjustment	103,705	107,916
Retained deficit	(145,463,971)	(142,387,309)

Total stockholders’ deficit	(77,299,024)	(74,235,655)

Total liabilities and stockholders’ deficit	$5,769,989	$6,565,894

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Statement of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenues	$—	$3,092,676
Cost of Revenues	1,671,005	5,068,571

Gross loss	(1,671,005)	(1,975,895)

Operating expenses:
Research and development	799,053	1,616,064
General and administrative	251,634	812,989
Sales and marketing	135,836	334,485

Loss from operations	(2,857,528)	(4,739,433)

Interest income	1,306	49,072
Interest expense	(223,516)	(857,420)
Gain (Loss) on disposal of equipment	3,879	—

Loss before provision for income taxes	(3,075,859)	(5,547,781)

Provision for income taxes	800	1,600

Net loss	$(3,076,659)	$(5,549,381)

Net Loss	$(3,076,659)	$(5,549,381)
Foreign currency translation adjustment	103,705	107,916

Total comprehensive loss	$(2,972,954)	$(5,441,465)

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,076,659)	$(5,549,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	483,572	822,348
Amortization of deferred debt discount related to convertible debt	—	687,396
Gain on disposal of equipment	(3,879)	—
Stock based compensation	17,503	45,127
Reserve for obsolete inventory	30,000	—
Changes in operating assets and liabilities:
Accounts receivable	—	(3,033,209)
Inventory	111,718	344,333
Prepaid expenses and other current assets	55,433	(74,701)
Accounts payable and accrued expenses	(652,415)	760,538

Net cash used in operating activities	(3,034,727)	(5,997,549)

Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(65,774)	(552,815)

Net cash used in investing activities	(65,774)	(552,815)

Cash flows from financing activities:
Gross borrowings under convertible bridge loans	3,518,479	1,300,000
Gross borrowings under revolving financing lines	—	798,234
Gross borrowings under capital leases	—	—
Principal payments on capital leases	(265,267)	(753,704)
Principal payments on revolving financing lines	(333,333)	(333,333)
Net proceeds from the issuance of Series D convertible preferred stock	—	18,455,468

Net cash provided by financing activities	2,919,879	19,466,665

Net change in cash and cash equivalents	(180,622)	12,916,301
Effect of exchange rate changes	(4,212)	31,452
Cash and cash equivalents at beginning of period	641,139	667,191

Cash and cash equivalents at end of period	$456,305	$13,614,944

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$85,623	$170,023
Income taxes	800	12,405

Conversion of convertible bridge loans to Series D convertible preferred stock	7,486,287	—

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

(1)	ORGANIZATION

Touchdown Technologies, Inc. (the “Company” or “TdT”) was incorporated on May 13, 1996 under the name of Integrated Micromachines, Inc. and under the laws of the state of Delaware. The Company changed its name to Touchdown Technologies, Inc. in February 2005 to more adequately represent the nature of its business. TdT designs, manufactures, and distributes advanced MEMS probecards to support the production wafer test needs of worldwide semiconductor manufacturers. The Company’s primary operations are in California. In November 2005 the Company incorporated a wholly owned subsidiary, Touchdown Technologies Japan KK, for the purpose of transacting business with customers overseas. In January 2006 the Company incorporated a wholly owned subsidiary, Touchdown Technologies Sales Corporation, for the purpose of transacting business with customers in the United States and other territories.

(2)	MANAGEMENT’S PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred net losses of $3,076,659 and $5,549,381 for the three months ended March 31, 2009 and 2008, respectively and have used cash in operations of $3,034,727 and $5,997,549 for the three months ended March 31, 2009 and 2008, respectively. As of March 31, 2009, we had an accumulated deficit of $145,463,971, cash and cash equivalents of $456,305 and total debt of $11,852,679.

Management does not believe existing cash resources and cash forecasted to be generated by operations will be sufficient to meet working capital and capital requirements through at least the next twelve months. In February 2009, among other options the Company’s Board decided to solicit offers to purchase the Company. Management’s plans to attain profitability and generate additional cash flows include increasing revenues from existing and new products and services, increasing the number of customers, and focusing on cost control. However, there is no assurance that management will be successful with these plans. If events and circumstances occur such that the Company does not meet its current operating plans as expected, and the Company is unable to raise additional debt or equity financing, the Company may be required to further reduce expenses or take other steps which could have a material adverse effect on future performance, including but not limited to, the premature sale of some or all of our assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms, or the cessation of operations.

In June 2009, the Company completed a sale of substantially all of its assets to a third party (see Note 13).

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying financial data has been prepared by us pursuant to U.S. GAAP and are unaudited. Our fiscal year end is December 31, and our fiscal quarters end on March 31, June 30, and September 30. Unless otherwise stated, all dates refer to our fiscal years and fiscal periods. Amounts included in the accompanying financial statements are expressed in U.S. dollars.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments which are of a normal and recurring nature and necessary to fairly state the statements of financial position, results of operations and cash flows for the dates and periods presented.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)	Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

(d)	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued FASB Staff Position (FSP) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (FSP 157-1) and FSP 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. The measurement and disclosure requirements related to financial assets and financial liabilities were effective for us beginning in the first quarter of fiscal 2008. The adoption of SFAS No. 157 for financial assets and financial liabilities did not have a significant impact on our consolidated financial statements. Effective December 2008, we adopted SFAS 157 for all nonfinancial assets and nonfinancial liabilities. The adoption of this statement did not have a material impact on the Company’s consolidated results of operations and financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: 1) how and why an entity uses derivative instruments; 2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations and 3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. Because SFAS No. 161 only requires additional disclosures, the adoption will not have any impact on the Company’s consolidated financial results.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP”. The adoption of this statement is not expected to have a material impact on the Company’s consolidated results of operations and financial condition.

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” which clarifies the application of Statement of Financial Accounting Standards (“SFAS”) No. 157 when the market for a financial asset is not active and illustrates how an entity would determine fair value when the market for a financial asset is not active. The FSP is effective immediately and applies to prior periods for which financial statements have not been issued, including interim or annual periods ending on or before September 30, 2008. The adoption of FAS 157-3 did not have an impact on the Company’s consolidated financial statements.

In November 2008, the FASB ratified Emerging Issues Task Force Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. EITF 08-7 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The impact of the adoption of this EITF was not significant to our consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of SFAS 165 are effective for interim and annual reporting periods ending after June 15, 2009. The impact of the adoption of SFAS 165 was not significant to our consolidated financial statements.

In June 2009, the FASB approved the FASB Accounting Standards Codification (“Codification”), which launched on July 1, 2009, and will be effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Codification is not expected to change GAAP, but will combine all authoritative standards into a comprehensive, topically organized online database. After the Codification launch on July 1, 2009 only one level of authoritative GAAP exists, other than guidance issued by the SEC. All other accounting literature excluded from the Codification will be considered non-authoritative. We are currently evaluating the potential effect on the financial statements.

In December 2008 the FASB issued FASB Staff Position (FSP) No. FIN 48-3, which postpones by one additional year the effective date of FASB Interpretation (FIN) No. 48 for all nonpublic entities, unless the nonpublic entity (1) is a consolidated subsidiary of a public company that has previously applied FIN No. 48, or (2) has already issued a full set of annual statements that included application of FIN No. 48. In addition, SFAS No. 141(R) has been modified to clarify that, prior to the effective date of FIN No. 48 for nonpublic entities, a nonpublic acquirer in a business combination should apply relevant GAAP guidance to changes in acquired tax positions that was in effect prior to the effective date of SFAS No. 141(R). We have deferred the implementation of FIN No. 48 are currently evaluating the potential effect on the financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

(4)	BALANCE SHEET COMPONENTS

(a)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts Receivable consisted primarily of trade accounts receivable at March 31, 2009 and December 31, 2008. Trade receivables are recorded at the invoiced amount and do not bear interest. The Company estimates allowances for doubtful accounts based on experience and analysis of past due balances over 90 days. The Company does not have any off-balance sheet credit exposure related to its Customers. The entire accounts receivable balance of $137,650 at March 31, 2009 and December 31, 2008 has been reserved due to the bankruptcy filing by our customer in March 2009.

(b)	Inventories

Inventories, net of obsolescence reserves of $ 989,432 and $959,432 as of March 31, 2009 and December 31, 2008 respectively, consisted of the following:

	March 31, 2009	December 31, 2008

Raw materials	$646,467	$834,159
Work-in-progress	93,067	47,092
Finished goods	—	—

	$739,533	$881,251

(c)	Property and Equipment

Property and equipment is summarized as follows:

	March 31, 2009	December 31, 2008

Furniture and fixtures	$138,177	$138,177
Computer equipment	1,322,872	1,322,872
Leasehold improvements	564,867	564,867
Equipment under capital lease		4,739,917
Machinery and equipment	11,491,452	6,683,215

	13,517,368	13,449,048
Less accumulated depreciation and amortization	(9,178,309)	(8,696,072)

	$4,339,057	$4,752,976

Depreciation expense related to property and equipment totaled $483,572 and $822,348 for the three months ended March 31, 2009 and 2008 respectively.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

(d)	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	March 31, 2009	December 31, 2008

Taxes receivable	—	10,523
Insurance receivable	40,326	40,326
Other assets	39,966	84,876

	$80,292	$135,725

Other long term assets totaled $154,802 at March 31, 2009 and December 31, 2008 and consisted of security deposits on capital leases.

(e)	Accrued Liabilities

Accrued liabilities consisted of the following:

	March 31, 2009	December 31, 2008

Payroll and payroll related liabilities	$152,687	$434,265
Customer Deposit	100,000	—
Royalties and commissions	—	110,117
Other accrued liabilities	10,568	79,001

	$263,255	$623,383

(5)	INCOME TAXES

For the three months ended March 31, 2009 and 2008, we recorded income tax expense of approximately $800 and $1,600, respectively related to minimum franchise taxes in the state of California.

Our effective tax rate varies based on a variety of factors, including overall profitability, the geographical mix of income before taxes and the related tax rates in the jurisdictions in which we operate, one-time charges, as well as discrete events, such as settlements of audits.

(6)	STOCK-BASED COMPENSATION

Effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), which require the measurement and recognition of compensation expense based on estimated fair value of all stock-based payment awards including stock options, employee stock purchases under employee stock purchase plans and non-vested stock awards (such as restricted stock). Prior to the adoption of SFAS 123(R), the Company accounted for its stock-based compensation awards using the intrinsic method under APB 25 and related guidance.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

Restricted Stock

As of December 2000, the Board of Directors had authorized the Company to reserve 14,499,383 shares of common stock for issuance to employees. The shares were issued in exchange for an interest bearing non-recourse note secured by the shares. The shares were restricted and vested over a four-year term at 25% per year. Upon termination of employment, the Company repurchased the shares and canceled the unvested shares at the employee’s original cost. However, if the shares were vested, the employees could opt to retain the shares accordingly by paying down the corresponding amount of the note. As of March 31, 2009 and 2008, there were 65,582 restricted shares outstanding subject to notes which were fully vested. The Company has not issued restricted common shares in exchange for notes since June 2002.

Stock Options

In November 2000, following shareholder approval, the Company adopted a stock option plan for employees, consultants and directors. As of March 31, 2009 a total of 7,700,000 shares have been reserved for issuance under the plan. The options granted under the plan generally have a ten-year term and generally vest over a four-year period at 25% per year.

A summary of restricted common stock and stock options issued under the plan are as follows:

	Total shares	Weighted- average exercise price	Weighted- average remaining contractual life (In Years)	Aggregate intrinsic value

Shares outstanding as of December 31, 2008	3,684,165	$0.29	6.79	$—
Options canceled/forfeited	(325,419)

Shares outstanding as of March 31, 2009	3,358,746	0.28	6.50	—

Shares exercisable as of March 31, 2009	2,920,857	$0.26	6.28	$—

There were no options granted during 2008 and 2009. The total fair value of options that vested during the three months ended March 31, 2009 and 2008 was $17,642 and $60,487 respectively.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

The following table summarizes information regarding options outstanding and options vested at March 31, 2009:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Term	Number of Options	Weighted Average Remaining Contractual Term

$0.1500	2,247,277	5.72	2,162,091	5.70
$0.3000	124,500	7.21	92,001	7.21
$0.3700	880,585	8.63	596,819	8.63
$1.4800	101,000	7.68	64,562	7.68
$3.0800	1,947	3.21	1,947	3.21
$30.8000	3,437	2.09	3,437	2.09

	3,358,746	6.50	2,920,857	6.28

At March 31, 2009, there were 4,341,254 additional shares underlying options available for grant under the Company’s stock option plan, and no additional shares available for grant outside of the plan.

The following table summarizes the Company’s nonvested options as of March 31, 2009 and changes during the three months ended March 31, 2009:

	Shares	Weighted average grant-date fair value
Nonvested at December 31, 2008	560,410	$0.21
Vested	(107,521)	0.16
Forfeited	(15,000)	0.13

Nonvested at March 31, 2009	437,889	$0.22

As of March 31, 2009, there was $71,193 of total unrecognized compensation expense related to nonvested stock-based compensation awards. That cost is expected to be recognized over the remaining weighted average contractual term of 1.42 years.

Fair Value Disclosure

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each option grant. There were no stock options granted in 2008 and 2009.

Stock-based Compensation Expense

The following table represents the stock-based compensation expense that was included in the consolidated statement of operations:

	Three months ended March 31,
	2009	2008

Cost of revenues	$6,938	$15,803
General & administrative	1,233	3,244
Research & development	6,176	21,098
Sales & marketing	3,156	4,982

	$17,503	$45,127

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

Warrants

In September 2004, the Company entered into a technology licensing agreement for one of the core mechanical elements of its products. In connection with this agreement, the Company issued a warrant for 240,000 shares of common stock at an exercise price of $0.20 per share. The warrant has a four year life, was 50% vested upon grant, and the remainder vests in equal monthly installments over a three year period.

In September 2004, the Company entered into an equipment financing lease with a third party. In connection with this agreement, the Company issued warrants for 232,508 shares of common stock at an exercise price of $0.40 per share. The warrants have a 7 year life and were fully vested upon grant.

In September 2005, the Company entered into a sales representative agreement with a third party. In connection with this agreement, the Company issued a warrant for 100,000 shares of common stock at an exercise price of $0.20 per share. The warrant has a four year life and was fully vested upon grant.

In May 2005, the Company entered into a joint technology development agreement with a third party. In connection with this agreement, the Company issued a warrant for 154,639 shares of Series B preferred stock at $1.94 per share. The warrant was to become fully vested and exercisable if the deliverables under the joint technology agreement were successfully completed prior to May 2006. The development project was never consummated due to mutual agreement with the third party and as a result the warrant expired and was cancelled effective May 2006.

In August 2006, the Company executed a revolving financing facility with a financial institution. In conjunction with this facility, the Company issued a warrant for 54,054 shares of common stock at an exercise price of $1.48 per share. The warrant has a seven year life and was fully vested upon grant.

In January 2007, the Company entered into an equipment financing lease with a third party. In connection with this agreement, the Company issued warrants for 72,164 shares of common stock at an exercise price of $1.55 per share. The warrants have a 5 year life and were fully vested upon grant.

In September 2007, the Company issued warrants in connection with a convertible bridge financing facility which approximated $1,280,000 coverage of the convertible loan. The warrants are exercisable for shares of the next series of Preferred Stock at the per share price of that round, provided the financing is executed prior to March 10, 2008. In the event a Preferred Stock financing is not closed prior to that date, the warrants are exercisable for shares of Series C Preferred Stock at an exercise price of $3.88 per share.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

During 2008, the Company closed a Series D Preferred Stock financing round (see Note 11) at a price of $2.72 per share. As a result, 470,564 shares were issued related to these warrants. The warrants have a 10 year life and were fully vested upon grant.

In January 2008, the Company issued warrants in connection with a convertible bridge financing facility which approximated $260,000 coverage of the convertible loan. The warrants are exercisable for shares of the next series of Preferred Stock at the per share price of that round, provided the financing is executed prior to March 10, 2008. In the event a Preferred Stock financing is not closed prior to that date, the warrants are exercisable for shares of Series C Preferred Stock at an exercise price of $3.88 per share. In January 2008, the Company closed a Series D Preferred Stock financing round (see Note 11) at a price of $2.72 per share. As a result, 95,588 shares were issued related to these warrants. The warrants have a 10 year life and were fully vested upon grant.

Total expense of $181,055 was recognized as interest expense for the three months ended March 31, 2008, related to warrant grants. No grants were issued during the three months ended March 31, 2009.

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each warrant grant. The expected volatility and expected life for warrants issued during the three months ended March 31, 2008 were based on analysis of volatilities of comparable public companies. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a term equal to the expected term of the warrant assumed at the date of grant. The fair values of the warrants granted have been estimated utilizing the following assumptions:

	Years Ended March 31,
	2009	2008
Average expected life (in years)	—	10.0
Average risk-free interest rate	—	4.59%
Dividend yield	—	—
Expected volatility	—	57%

(7)	COMMITMENTS

As of March 31, 2009, there was no material change in our capital lease obligations, operating lease obligations, purchase obligations or any other long-term liabilities reflected on our consolidated balance sheets as compared to such obligations and liabilities as of December 31, 2008.

Future minimum payments under these non-cancelable lease agreements are as follows:

Operating Leases
Year ending December 31:
2009	180,000
2010	180,000
Thereafter	—

$360,000

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

Rent expense for the three months ended March 31, 2009 and 2008 was approximately $46,891 and $79,093, respectively.

The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2008:

Year ending December 31:
2009	$2,454,587
2010	1,089,263
2011	271,594

Total minimum lease payments	3,815,443
Less estimated executory costs	—

Net minimum lease payments	3,815,443
Less the amount representing interest	304,187

Present value of net minimum lease payments	$3,511,256

The net book value of property and equipment under capital lease was $2,127,191 and $5,266,066 at December 31, 2008 and 2007, respectively.

(8)	Convertible Bridge Financing

In September 2007, the Company executed a convertible bridge financing instrument with various existing investors. A total of $6,002,827 was raised through this debt, which accrues interest at 8% per annum. Total interest of $134,629 was accrued and added to the debt through March 31, 2008 resulting in an aggregate debt balance of $6,137,456. The notes and related interest are convertible into shares of Series D preferred stock if such a financing round is consummated by March 10, 2008. If the financing was not consummated by that date the notes and interest would become due and payable, or the due date could be extended at the election of at least 60% of the note holders. In January 2008, the bridge financing instrument was extended and an additional $1,300,000 was raised at an interest rate of 8%. In January 2008 a Series D preferred stock financing round was closed and the total bridge amount of $7,486,287 including convertible notes and accrued interest was converted into 2,752,310 shares of Series D preferred stock.

The notes provide for warrants at a rate of 20-30% of the total note amount (see Note 6). A debt discount in the amount of $913,362 was recorded based on the fair value determination of these warrants. This discount is being amortized over the six month term of the loan. Total interest expense of $456,681 was amortized in 2007 related to the discount.

In October 2008, the Company executed a convertible bridge financing instrument with various existing investors. A total of $4,540,971 was raised through this instrument, which accrues interest at 8% per annum. Total interest of $65,071 was accrued and added to the debt through March 31, 2009. The facility is secured by all assets of the Company but is subordinate to the revolving financing facility with our bank (see Note 9). The notes and related interest are convertible into shares of Series E preferred stock if such a financing round is consummated by the end of April 2009, or into shares of Series D-1 preferred stock if an acquisition transaction occurs. If a financing or acquisition is not consummated by that date the notes and interest become due and payable, or the due date may be extended at the election of at least 60% of the

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

note holders. These notes were still outstanding at the end of April 2009 and an acquisition transaction did not occur until June 2009. The Company is currently in the process of amending the notes to extend the maturity date. The notes will be repaid through an earn-out feature provided in the acquisition transaction (see Note 13).

The convertible bridge instrument also provided for a “pull-forward” exchange of preferred stock owned. Upon closing of an acquisition or a new equity financing round, each Qualified Investor has the right to exchange an equivalent number of preferred shares equal to five times the amount invested in the bridge financing into shares of new Series D-1 preferred stock. The Series D-1 shares will have a liquidation preference equal to the price of the new financing round, or $2.72 in the event of an acquisition transaction. An acquisition transaction was consummated in June 2009 (see Note 13).

The notes provide for warrants at a rate of 50-150% of the total note amount (see Note 6). The warrants will not be formally issued until the consummation of a Conversion Financing or acquisition of the Company. Accordingly, the fair value of the warrants has not yet been determined and compensation cost has not been recorded.

In January 2009, the Company completed the second tranche of the convertible bridge financing under which $2,720,485 was raised under the same terms and conditions as the October 2008 closing.

(9)	Revolving Financing Facility

In August 2006, the Company executed a revolving financing facility with Square 1 Bank. Warrants were issued in conjunction with this facility (see Note 6). Under this facility, the Company may borrow up to $3,500,000 against Accounts Receivable outstanding under 90 days at a maximum advance rate of 80%. Borrowings under this facility bear interest at prime +0.5% and only interest payments are required through March 31, 2008. The Company may also borrow up to $2,000,000 of the $3,500,000 as Growth Capital, which does not have to be secured by Accounts Receivable. Borrowings in this manner bear a higher interest rate of prime +1.5% and only interest payments are required through December 31, 2007. At December 31, 2007, the Company converted the outstanding balance of $2,000,000 on the Growth Capital portion of this facility into a term loan to be repaid over 18 months. The total balance outstanding on this revolving facility was $222,222 and $555,556 as of March 31, 2009 and December 31, 2008 respectively. Total interest cost of $5,322 and $33,412 related to this financing facility was recorded for the three months ended March 31, 2009 and 2008, respectively. This facility is secured by and has a priority lien on all assets of the Company.

During the first quarter of 2009, we were in default of a covenant under this facility to maintain a minimum tangible net worth of at least $8,500,000. We obtained a waiver of this default from the bank as of March 23, 2009.

(10)	Capitalization

(a)	Authorized Shares

The Company’s Amended and Restated Articles of Incorporation (Articles) authorize the issuance of four classes of shares designated as common stock and preferred stock each having a par value of $.00000001. The numbers of shares of common stock and preferred stock authorized are 50,000,000 and 59,166,451, respectively. Of the preferred shares authorized, 2,400,000 were designated as Series A-1 Preferred Stock, 6,250,000 were designated as Series A-2 Preferred Stock, 9,664,948 were designated as Series B Preferred Stock, 5,670,103 were designated as Series C Preferred Stock, 12,000,000 were designated as Series D Preferred Stock, and the remaining 23,181,400 shares were designated as Series D-1 Preferred Stock (collectively, the Preferred Stock).

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

(b)	Common Stock

Common stockholders are entitled, subject to the senior rights of holders of the preferred stock described below, to receive dividends when and if declared by the Board of Directors, to share ratably in the proceeds of any dissolution or winding up of the Company and to vote on certain matters as provided in the Articles. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of the Company and, in certain cases, specific agreements with the Company and the preferred stockholders.

In July 2004, the Company effected a 77 to 1 reverse stock split of outstanding Common Shares. As a result, 11,303,720 shares of Common Stock were reduced to a new total of 146,774 shares.

(c)	Preferred Stock

All shares of Series A-1 convertible preferred stock were issued in connection with a Series A-2 preferred stock financing in July 2004. Series A-1 is subordinate to all other classes of Series A-2 – Series D convertible preferred stock, and contains the same rights and preferences as those classes of stock as described in Note 11, except that the Series A-1 shares do not contain a mandatory redemption feature or registration rights.

(11)	Redeemable Preferred Stock

As of July 19, 2004, the Company had 101,809,486 shares of Series A – Series D-2 convertible preferred stock (“Prior Preferred Stock”) outstanding. On July 20, 2004, the Company issued 6,000,000 shares of a new Series A-2 convertible preferred stock at $1.00 per share for total cash consideration of $6,000,000. In conjunction with this transaction, the company converted 88,645,092 shares of the Prior Preferred Stock into 2,400,000 shares of Series A-1 convertible preferred stock. Holders of the Prior Preferred Stock were required to participate in the Series A-2 convertible preferred stock financing in order to be eligible to convert the Prior Preferred Stock shares into Series A-1 convertible preferred stock shares. Shareholders who did not participate in the Series A-2 preferred stock financing had their Prior Preferred Stock shares converted into shares of common stock at a reverse split ratio of 77 to 1. As a result, 31,676,146 shares of Prior Preferred Stock were converted into 411,362 shares of Common stock. As part of this transaction, the Company reclassified $51,269,324 from Series A – D-2 preferred stock to additional paid in capital as of December 31, 2004. No Prior Preferred Stock shareholders received a new conversion rate that would be considered beneficial to their original contractual terms.

In December 2004, the Company issued an additional 250,000 shares of Series A-2 preferred stock at $1.00 per share. The issuance cost related to Series A-1 and A-2 of $127,737 was reflected as a reduction in stockholders’ equity at December 31, 2004.

In May 2005, the Company issued 6,829,897 shares of Series B preferred stock at $1.94 per share for total cash consideration of $13,250,000. The issuance cost of $74,528 was reflected as a reduction in stockholders’ equity at December 31, 2005.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

In May 2006, the Company issued an additional 2,680,412 shares of Series B convertible preferred stock at $1.94 per share for total cash consideration of $5,200,000. Total issuance costs of $17,414 were reflected as a reduction in stockholders’ equity as a result of the transaction.

In September 2006, the Company issued 5,167,527 shares of Series C convertible preferred stock at $3.88 per share for total cash consideration of $20,050,005. Total issuance costs of approximately $104,000 were reflected as a reduction in stockholders’ equity in connection with the transaction.

In January 2008, the Company issued 5,359,410 shares of Series D convertible preferred stock at $2.72 per share for total cash consideration of $14,577,595. In conjunction with the financing a total of $7,486,287 in convertible notes and accrued interest were converted into 2,752,310 shares of Series D preferred stock.

In March 2008, an additional 1,537,498 shares were issued for total cash consideration of $4,182,000. Total issuance costs of approximately $122,128 were reflected as a reduction in stockholders’ equity in connection with the transaction.

The rights, preferences and privileges of the preferred stock are as follows:

Conversion Rights

Each share of the Series A-1 and A-2 preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $1.00 per share.

Each share of the Series B preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $1.94 per share.

Each share of the Series C preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $3.88 per share.

Each share of the Series D preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $2.72 per share.

Such conversions will occur automatically upon the closing of a registered public offering of the Company’s common stock that yields aggregate proceeds to the Company of at least $100,000,000 at a per share price of at least $5.44.

Dividend Rights

The holders of the outstanding shares of preferred stock are entitled to receive dividends, out of any funds legally available thereof, prior and in preference to any declaration or payment of any dividend on the common stock at the per annum rate of $1.00 per share of Series A-1 and A-2 preferred stock, $1.94 per share of the Series B preferred stock, $3.88 per share of the Series C preferred stock, and $2.72 per share of the Series D preferred stock, when and as declared with respect to each such series of preferred stock by the Board of Directors. The right to such dividends are cumulative, and no right shall accrue to holders of preferred stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. In no event may any dividend declared or paid on the common stock be greater than dividends paid contemporaneously on the preferred stock.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

Liquidation Preference

In the event of a liquidation, dissolution or change in control of the Company, the holders of preferred stock are entitled, pro rata, to receive a liquidation preference equal to the amount originally paid per share, plus any declared but unpaid dividends. In addition, the preferred shares will receive an 8% premium for each year the stock was outstanding. After payment of the full preferential amount payable to the preferred shareholders, the remaining assets of the corporation shall be distributed ratably among the holders of common stock, including those shares acquired upon conversion of the shares of preferred stock.

Mandatory Redemption

On the five year anniversary of the issuance of Series D convertible preferred stock, and upon an affirmative vote of 60% of the Series D shareholders, the Series D preferred shares will be redeemed in three equal annual installments at a price of $2.72 per share beginning on a Series D Redemption Date determined by 60% of the Series D shareholders.

Concurrent with the close of Series D, the previously issued Series A-2, Series B, and Series C rights were amended through the certificate of incorporation to add the following redemption provisions:

After the last Series D Redemption Date, and upon an affirmative vote of 60% of the Series C shareholders, the Series C preferred shares will be redeemed in three equal annual installments at a price of $3.88 per share beginning on a Series C Redemption Date determined by 60% of the Series C shareholders. No payments shall be made to redeem Series C preferred shares until all Series D preferred shares have been fully redeemed.

After the last Series C Redemption Date, and upon an affirmative vote of a majority of the Series B shareholders, the Series B preferred shares will be redeemed in three equal annual installments at a price of $1.94 per share beginning on a Series B Redemption Date determined by a majority of the Series B shareholders. No payments shall be made to redeem Series B preferred shares until all Series C preferred shares have been fully redeemed.

After the last Series B Redemption Date, and upon an affirmative vote of a majority of the Series A-2 shareholders, the Series A-2 preferred shares will be redeemed in three equal annual installments at a price of $1.00 per share beginning on a Series A-2 Redemption Date determined by a majority of the Series A-2 shareholders. No payments shall be made to redeem Series A-2 preferred shares until all Series B preferred shares have been fully redeemed.

Voting Rights

Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for shareholder action as if such shares were converted to common stock.

Registration Rights

Holders of Series A-2 – Series D convertible preferred stock may request a registration of the securities upon an aggregate offering of the Company’s securities to the public of not less than $10,000,000. Upon any registration of securities initiated by the Company, holders of Series A-2 – Series D convertible preferred stock may request a registration of their securities within 20 days of notice by the Company of such a registration. Holders of Series A-2 – Series D convertible preferred stock may request a registration for a public offering of the Company’s securities on form S-3 for a minimum aggregate price of $1,000,000 upon written request of at least 10% of the Series A-2 – Series D convertible preferred stock shareholders.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

(12)	Retirement Savings Plan

The Company has a qualified retirement plan under the provisions of Section 401(k) of the Internal Revenue Code covering substantially all employees. Participants in this plan may defer up to the maximum annual amount allowable under IRS regulations. The contributions are fully vested and non-forfeitable at all times. The Company currently does not make matching contributions under the plan.

(13)	Subsequent Events

In April 2009, the Company completed the third and final tranche of the convertible bridge financing under which $2,720,485 was raised under the same terms and conditions as the October 2008 closing (see Note 8).

In June 2009, the Company was purchased by a third party. The consideration at the close of the transaction was $0, with a future contingent earn out consideration payable based on revenue from probe card sales during a 5 year period beginning November 1, 2009. The pull forward mechanism provided in the 2008 bridge financing was activated (see Note 8), and accordingly 19,467,485 shares of Series A – D preferred stock were exchanged for 15,426,554 shares of Series D-1 preferred stock.